Exhibit 16.1

805 Third Avenue
Suite 902
New York, New York  10022
212.838-5100
212.838.2676/ Fax
www.rbsmllp.com

October 7, 2013

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated October 3, 2013 of CD International Enterprises, Inc. and are in agreement with the statements contained therein with regards to the resignation of RBSM LLP.

/s/ RBSM LLP
Certified Public Accountants